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                                                                   EXHIBIT 10.33

                    AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

     This Amendment No. 1 to Employment Agreement (this "Amendment") is made and entered into as of the 31st day of January 2005 by and between Arlington Hospitality Management, Inc. (the "Company") and Richard A. Gerhart ("Executive").

                                    RECITALS

     WHEREAS, the Company and Executive entered into that certain Employment Agreement (the "Agreement") dated July 1, 2002 by and between the Company and Executive;

     WHEREAS, pursuant to the Agreement, Executive is currently employed by the Company as its Senior Vice President of Hotel Operations; and

     WHEREAS, the Company and Executive have agreed to modify the Agreement as provided herein;

     NOW THEREFORE, in consideration of the premises and mutual covenants and agreements of the parties herein contained, the parties agree as follows:


1. Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Agreement.


2. Amendment to Section 3. Section 3 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

     TERM. The initial term of Executive's employment under this Agreement shall commence July 1, 2002, and shall continue until December 31, 2005, unless earlier terminated as herein provided (the "Term").

3. Amendment to Section 5. Section 5 of the Agreement is amended by, in the second sentence of such Section, deleting the term "Cash" and replacing it with "Base Salary."

4. Amendment to Section 6. Section 6 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

     6. SEVERANCE UPON TERMINATION WITHOUT CAUSE. If the Company terminates Executive's employment without Cause, then Executive shall be entitled to receive an amount equal to: (i) his then-current Base Salary (as defined in Exhibit A), expense reimbursement, Benefits, Incentive Bonus (as defined in Exhibit A), and Transition, Performance and Retention Bonus (as defined in Exhibit A), each to the extent earned, accrued and unpaid through the date of termination, plus (ii) an amount equal to six (6) months of his then-current Base Salary, which


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     amounts shall be payable in intervals in accordance with the general payroll payment practice of the Company or as otherwise agreed to by the Company and Executive; provided, however, if Arlington Hospitality, Inc., the parent of the Company ("Parent"), outsources its hotel management functions to a third party manager and this Agreement is terminated as a result thereof, and such third party manager (the "New Manager") does not offer employment to Executive on terms and conditions no less favorable to Executive in terms of compensation as those contained herein, then the severance payment described in (ii) above shall be extended from a period of six (6) months to a period of nine (9) months. For purposes of this Section, if Executive should accept any employment with the New Manager, Executive shall be deemed to have received an offer of employment from the New Manager and such offer shall be deemed to be on terms and conditions no less favorable to Executive than those provided herein.

5. Amendment to Exhibit A. Exhibit A of the Agreement is hereby amended by deleting it in its entirety and replacing it with Exhibit A attached hereto.

6. No Other Amendment. The Agreement has not been amended in any other way other than as set forth in this Amendment.

7. Counterparts. This Amendment may be executed in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

THE COMPANY:                                  EXECUTIVE:

ARLINGTON HOSPITALITY
MANAGEMENT, INC.

                                              /s/ RICHARD A. GERHART
                                              --------------------------------
                                              RICHARD A. GERHART


By: /s/ STEPHEN K. MILLER
    --------------------------------
By: /s/ James B. Dale
    --------------------------------

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                                    EXHIBIT A

For the period commencing on the date of this Amendment No. 3 and continuing through the Term:

1. Base Salary. Base salary (the "Base Salary") shall be equal to One Hundred Forty Four Thousand Dollars ($144,000) per year, subject to increase from time to time as determined in the sole discretion of the Parent's Board of Directors.

2. 2004 Bonus. Executive shall be eligible to participate in the [2004 BONUS PLAN - INSERT APPROPRIATE NAME] of the Parent to the extent as approved by the Parent's Board of Directors.

3. 2005 Bonus. Executive will be eligible to participate in those bonus and incentive plans and other programs as determined from time to time in the sole discretion of the Parent's Board of Directors.